                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 7, 2001

                                  SEPRACOR INC.
  ----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                          0-19410                 22-2536587
-------------------------------      ------------------------    ------------------
(State or other jurisdiction          (Commission File Number)     (IRS Employer
      of incorporation)                                           Identification No.)

        111 Locke Drive
        Marlborough, MA                                                  01752
-----------------------------------                              --------------------
  (Address of principal executive                                     (Zip Code)
        executive offices)

       Registrant's telephone number, including area code: (508) 481-6700

                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. OTHER EVENTS.

         On November 7, 2001, Sepracor Inc. (the "Registrant") publicly announced its intention to issue and sell in a private placement $400 million in aggregate principal amount of Convertible Subordinated Notes due 2006. The Registrant announced that this offering would be marketed through an initial purchaser to qualified institutional buyers under Rule 144A of the Securities Act of 1933 (as amended, the "Act").

         On November 8, 2001, the Registrant publicly announced the sale of $400 million in aggregate principal amount of 5.75% Convertible Subordinated Notes due 2006 (the "Notes"). The Registrant granted the initial purchaser a 45-day option to purchase an additional $100 million in aggregate principal amount of Notes. The Notes are convertible into the Registrant's common stock at a conversion price of $60.00 per share, subject to adjustment in certain circumstances. The Registrant may elect to automatically convert the Notes on or prior to maturity under certain conditions. This offering, which was made through the initial purchaser to qualified institutional buyers under Rule 144A of the Act, is expected to close on November 14, 2001.

         Attached as Exhibit 99.1 is the press release announcing the intention of the Registrant to issue and sell Convertible Subordinated Notes.

         Attached as Exhibit 99.2 is the press release announcing the sale of the Notes.

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Item 7. Financial Statements and Exhibits

         (c)  Exhibits

         See Exhibit Index attached hereto.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2001                SEPRACOR INC.
                                       (Registrant)

                                       By: /s/ Robert F. Scumaci
                                          -------------------------

                                          Robert F. Scumaci
                                          Executive Vice President, Finance and
                                          Administration

                                  Exhibit Index

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
         EXHIBIT NUMBER                       DESCRIPTION
             99.1                 Press Release of the Registrant dated November 7, 2001

             99.2                 Press Release of the Registrant dated November 8, 2001
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